Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
US Airways Group, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 of US Airways Group, Inc. of our reports dated February 20, 2008, with respect to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of US Airways Group, Inc.
Our report on the consolidated financial statements refers to the adoption by the Company of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan — an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective December 31, 2006 and SFAS No. 123(R), Share-Based Payment, effective January 1, 2006, and the change in the method of accounting for maintenance costs in 2005.
/s/ KPMG LLP
Phoenix, Arizona
June 27, 2008

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
US Airways, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 of US Airways, Inc. of our reports dated February 20, 2008, with respect to the consolidated balance sheets of US Airways, Inc. and subsidiaries (US Airways) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2007 and 2006, and the three months ended December 31, 2005 for the Successor Company, and for the nine months ended September 30, 2005 for the Predecessor Company, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of US Airways Group, Inc.
Our report dated February 20, 2008 also includes an explanatory paragraph that, as discussed in notes 1 and 2(b) to the consolidated financial statements, on September 16, 2005, the Bankruptcy Court confirmed the Company’s Plan of Reorganization (the Plan), related to its Chapter 11 bankruptcy proceeding. The Plan became effective on September 27, 2005 and US Airways and its parent Company, US Airways Group, Inc. (US Airways Group), emerged from Chapter 11 bankruptcy proceeding. In connection with its emergence from Chapter 11 bankruptcy proceedings, US Airways adopted fresh-start reporting pursuant to Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, as of September 27, 2005. As a result, the consolidated financial statements of the Successor Company are presented on a different basis than those of the Predecessor Company and therefore, are not comparable in all respects.
Our report on the consolidated financial statements refers to the adoption by the Company of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007, Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective December 31, 2006 and SFAS No. 123(R), Share–Based Payment, effective January 1, 2006.
/s/ KPMG LLP
Phoenix, Arizona
June 27, 2008

2